UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 19, 2007

Commission file number 1-10948

OFFICE DEPOT, INC.
(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2200 Old Germantown Road, Delray Beach, Florida	33445
(Address of principal executive offices)	(Zip Code)

(561) 438-4800
(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On December 19, 2007, the Board of Directors of Office Depot, Inc. (the “Company”) approved an amendment to the Company’s Bylaws to provide for uncertificated shares in order that the Company will be DRS (Direct Registration System) eligible as required by the New York Stock Exchange.

A copy of the Company’s Bylaw Amendment is filed as Exhibit 3(ii). A complete copy of the Company’s Bylaws may be obtained on the Company’s website at www.officedepot.com located on the Investor Relations section of that site.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 3 (ii) Bylaw Amendment of Office Depot, Inc. effective December 19, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OFFICE DEPOT, INC.

Date: December 21, 2007	By: /s/ Elisa D. Garcia C.
Executive Vice President and
General Counsel